Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT is entered into as of January 9, 2006 (the “Agreement”), by and by and among Commerce Development Corporation, Ltd., a Maryland corporation (the “Company”), on the one hand, and each of the undersigned buyers identified on the signature pages hereto and on Schedule A attached hereto (collectively, the “Buyers”). Each party to this Agreement is referred to herein as a “Party,” and they are all referred to collectively as “Parties.”

W I T N E S S E T H:

WHEREAS, the Company wishes to issue and sell and the Buyers wish to purchase 72,001,735 shares of the Company’s common stock (the “Securities”);

WHEREAS, in connection with this Agreement and as an inducement for the Buyers to purchase the Shares herein, certain shareholders of the Company are selling 16,451,435 shares of the common stock of the Company pursuant to a Stock Purchase Agreement entered into between the Buyers and such selling shareholders which, along with the issuance and purchase of the Shares as set forth in this Agreement constitutes approximately 90% of the total outstanding shares of common stock of the Company;

NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the Parties hereto agree as follows:

ARTICLE I

PURCHASE OF SECURITIES

1.1    Incorporation of Recitals.  The provisions and recitals set forth above are hereby referred to and incorporated herein and made a part of this Agreement by reference.

1.2    Purchase of Shares.  Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined) the Company shall issue and each of the Buyers shall purchase such amount of the Shares and for such consideration (the aggregate purchase price referred to herein as the “Purchase Price”) as set forth on Schedule A attached hereto from the Sellers.

1.3    Closing.  The Closing shall take place on January 9, 2006 (the “Closing Date”). On the Closing Date, the Company shall deliver to the Buyers stock certificate(s) evidencing the Shares to be purchased in the name of the Buyers and/or its designees (the “Shares Certificates”). On the Closing Date, the Buyers shall deliver to the Sellers to total cash consideration of $82,833 for the purchase of the Shares.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Buyer that now and/or as of the Closing (for purposes of this Article II, the Company shall referred to the Company and all of its subsidiaries):

2.1    Due Organization and Qualification; Subsidiaries; Due Authorization.

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of formation, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted. The Company is in good standing as a foreign corporation in each jurisdiction in which the properties owned, leased or operated, or the business conducted, by it requires such qualification except for any failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of the Company, taken as a whole.

(b)    The Company does not have, and has never had, any subsidiaries and does not own, directly or indirectly, any capital stock, equity or interest in any corporation, firm, partnership, joint venture or other entity.

(c)    The Company has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. The Company has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought. This Agreement, the Actions, and the transactions contemplated hereby have been unanimously approved by the Board of Directors of the Company and by the holders of a majority of the outstanding shares of Common Stock of the Company.

2.2    No Conflicts or Defaults.  The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of the Company or (b) with or without the giving of notice or the passage of time (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which the Company is a party or by which the Company is bound, or any judgment, order or decree, or any law, rule or regulation to which the Company is subject, (ii) result in the creation of, or give any party the right to create, any lien, charge, encumbrance or any other right or adverse interest (“Liens”) upon any of the assets of the Company, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which the Company is a party or by which the Company’s assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, the Company is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.

2.3    Capitalization.  The authorized capital stock of the Company, on the Closing Date, shall be 300,000,000 shares of Common Stock, par value $0.001 per share, of which 21,365,500 shares are as of the date hereof, issued and outstanding (the “Company Shares”). The Company has no issued and outstanding shares of preferred stock. All of the Company Shares are duly authorized, validly issued, fully paid and nonassessable, and have not been issued in violation of any preemptive right of stockholders. The Company Shares are not, and those shares of Common Stock when issued in accordance with the terms hereof will not be, subject to any preemptive or subscription right. There is no outstanding voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling the Company to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for the common stock of the Company, nor has the Company, or any of its agents orally agreed to issue any of the foregoing. There are no declared or accrued unpaid dividends with respect to any shares of the Company’s common stock. There are no agreements, written or oral, between the Company and any of their shareholders or among any Company shareholders relating to the acquisition (including without limitation rights of first refusal or preemptive rights), or disposition, or registration under the Securities Act or voting of the capital stock of the Company. There are no outstanding shares of Company Common Stock that are subject to vesting. The Company has no other capital stock authorized, issued or outstanding.

2.4    Financial Statements.

(a)    SEC Documents.  The Company hereby makes reference to the following documents filed with the United States Securities and Exchange Commission (the “SEC”), as posted on the SEC’s website, www.sec.gov: (collectively, the “SEC Documents”): (a) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, as amended; (b) Registration of Securities Of Small Business Issuers on Form SB-2 as filed on April 21, 2003, and all amendments thereto; and (c) Quarterly Reports on Form 10-QSB for the periods ended September 30, 2004 and 2005, March 31, 2005, and June 30, 2005, and all amendments thereto. The SEC Documents constitute all of the documents and reports that the Company was required to file with the SEC pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations promulgated thereunder by the SEC since the effectiveness of the Company’s Form SB-2 filed on April 21, 2003, as amended. The financial statements included in the SEC Documents include copies of the balance sheets of the Company at December 31, 2003 and 2004, and the related statements of operations and stockholders’ cash flows for the fiscal years then ended, including the notes thereto, as audited by Lawrence Scharfman & Co., CPA P.A. Certified, independent accountants, and the balance sheet of the Company at September 30, 2005 and the related statements of operations and stockholders’ cash flows for the nine-month period then ended prepared by the Company’s management (all such statements being referred to collectively as the “Company Existing Financial Statements”). All the Company Existing Financial Statements, together with the notes thereto, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented. These Company Existing Financial Statements present fairly the financial position of the Company as of the dates and for the periods indicated. The books of account and other financial records of the Company have been maintained in accordance with good business practices.

(b)    Since the date of the latest Company Existing Financial Statements (the “Most Recent Date”), there has been no material adverse change in the condition, financial or otherwise, net worth, prospects or results of operations of the Company. Without limiting the foregoing, since the Most Recent Date:

(i)    the Company has not sold, leased, transferred or assigned any of their assets, tangible or intangible, other than in the ordinary course of business;

(ii)    the Company has not entered into any agreement, contract, commitment, lease or license (or series of related agreements, contracts, commitments, leases and licenses);

(iii)    no party (including the Company) has accelerated, terminated, modified or canceled any agreement, contract, lease or license (or series of related agreements, contracts, leases and licenses) to which the Company is a Party or by which the Company or its assets are bound;

(iv)    the Company has not made any capital expenditure (or series of related capital expenditures) of whatever nature;

(v)    the Company has not made any capital investments in, any loans to, or any acquisitions of the securities or assets of any other Person (or a series of related capital investments, loans and acquisitions);

(vi)    the Company has not issued any notes, bonds or other debt securities, or created, incurred, assumed or guaranteed any indebtedness for borrowed money or capitalized lease obligation;

(vii)    the Company has not canceled, compromised, waived or released any right or claim (or series of related rights and claims);

(viii)    the Company has not made any loans to, or entered into any other transactions with, any of their respective directors, officers, or employees; and

(ix)    the Company has committed to do any of the foregoing.

2.5    Further Financial Matters.  The Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, and which are not reflected in the Company Financial Statements.

2.6    Taxes.  The Company has filed all United States federal, state, county, local and foreign, national, provincial and local returns and reports which were required to be filed on or prior to the Closing Date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, “Taxes”), and has paid all Taxes (and any related penalties, fines and interest) which have become due pursuant to such returns or reports or pursuant to any assessment which has become payable, or, to the extent its liability for any Taxes (and any related penalties, fines and interest) has not been fully discharged, the same have been properly reflected as a liability on the books and records of the Company and adequate reserves therefore have been established. All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by the Company, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. The amount shown on the Company’s most recent balance sheet as provision for taxes is sufficient in all material respects to pay all accrued and unpaid federal, state, local and foreign taxes for the period then ended and all prior periods. No tax return or tax return liability of the Company has been audited or, presently under audit. The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). There are no claims pending or, to the knowledge of the Company, threatened, against the Company for past due Taxes. All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of the Company and in the Financial Statements. All such amounts and penalties are set forth in the Company’s balance sheet.

2.7    Indebtedness; Contracts; No Defaults; Liabilities.

(a)    The Company has no instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which the Company is a party, all of which will be extinguished shortly after the Closing.

(b)    Neither the Company, nor, to the Company’s knowledge, any other person or entity is in breach, or in default under any contract, agreement, arrangement, commitment or plan to which the Company is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a breach or default by the Company or, to the knowledge of the Company, any other person or entity. The Company has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

(c)    Other than the liabilities set forth on Schedule B which shall be paid off immediately upon the closing, the Company shall have no liabilities.

2.8    Real Property.  The Company does not own or lease any real property.

2.9    Compliance.

(a)    The Company is not conducting its respective business or affairs in violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

(b)    The Company is in compliance with all applicable federal, state, local and foreign laws and regulations. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of the Company, threatened against the Company, and there are no past or present conditions that the Company has reason to believe are likely to give rise to any material liability or other obligations of the Company under any circumstances.

2.10    Permits and Licenses.  The Company has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. The Company has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.

2.11    Litigation.

(a)    There is no claim, dispute, action, suit, inquiry, proceeding or investigation pending or, to the knowledge of the Company, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof;

(b)    There is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or affecting the business of the Company; and

(c)    The Company has not received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

2.12    Insurance.  The Company does not currently maintain any form of insurance.

2.13    Articles of Incorporation and By-laws; Minute Books.  Certified copies of the Company’s Articles of Incorporation and its by-laws have been forwarded to the Buyer. Such copies of the Articles of Incorporation and By-laws (or similar governing documents) of the Company, and all amendments to each are true, correct and complete. The minute books of the Company as forwarded to the Buyer contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Company as forwarded to the Buyer are true, correct and complete.

2.14    Employee Benefit Plans.  The Company does not maintain, nor has the Company maintained in the past, any employee benefit plans (“as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Company, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with the Company, any entity required to be aggregated in a controlled group or affiliated service group with the Company for purposes of ERISA or the Internal Revenue Code of 1986 (the “Code”) (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time (“Benefit Plans”).

2.15    Patents; Trademarks and Intellectual Property Rights.  The Company does not own or possess any patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) or proprietary rights of any nature. The business conducted by the Company has not and will not cause the Company to infringe or violate any of the patents, trademarks, service marks, trade names, copyrights, mask-works, licenses, trade secrets, processes, data, know-how or other intellectual property rights of any other Person.

2.16    Brokers.  The Company has not agreed to or incurred any obligation or other liability that could be claimed against the Company or Buyer or any other person for any finder’s fee, brokerage commission or similar payment.

2.17    Affiliate Transactions.  Neither the Company nor any officer, director or employee of the Company (or any of the relatives or Affiliates of any of the aforementioned Persons) is a party to any agreement, contract, commitment or transaction with the Company or affecting the business of the Company, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used in or necessary to the Company which will subject the Company to any liability or obligation from and after the Closing Date.

2.18    Trading.  The Company Common Stock is currently listed for trading on the OTC Bulletin Board (the “Bulletin Board”), and the Company has not received any notices that its common stock is subject to being delisted therefrom.

2.19    Compliance.  The Company has complied with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”), and is current in its filings under the Exchange Act and the Securities Act.

2.20    Filings.  To the knowledge of the Company, none of the filings made by the Company under the Securities Act or the Exchange Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

2.21    Consents.  No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission (“Governmental Entity”) is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any related agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws.

2.22    Schedules.  All lists or other statements, information or documents set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall be deemed to be representations and warranties by the Company with the same force and effect as if such lists, statements, information and documents were set forth herein. Any list, statement, document or any information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder shall not be deemed to constitute disclosure for any other Schedule provided pursuant to this Agreement unless specific cross reference is made and shall survive after closing.

2.23    Environmental Matters.  The Company has never: (i) operated any underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable foreign, federal, state, or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws), but excluding office and janitorial supplies properly and safely maintained.

2.24.    Subsidiaries.  The Company does have any subsidiaries and does not own any securities of another corporation, partnership, limited liability company or other forms of business entities.

2.25    Representations and Warranties.  The representations and warranties of the Company included in this Agreement and any list, statement, document or information set forth in, attached to any Schedule provided pursuant to this Agreement or delivered hereunder, are true and complete in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, under the circumstance under which they were made and shall survive after closing as set forth herein.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYERS

Each of the Buyer hereby represents and warrants to the Company that now and/or as of the Closing:

3.1    Authority Relative to this Agreement.  The Buyers have the requisite power and/or authority to enter into this Agreement and carry out his/her obligations hereunder. This Agreement has been duly and validly executed and delivered by the Buyers and constitutes a valid and binding obligation of the Buyers, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally or by general principles of equity.

3.2    Buyer Representation Regarding the Securities.  The Buyers understand that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof, has no present intention of distributing any of such Securities and has no arrangement or understanding with any other persons regarding the distribution of such Securities (this representation and warranty not limiting such Buyer’s right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with applicable federal and state securities laws). The Buyers are acquiring the Shares hereunder in the ordinary course of its business. The Buyers do not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

3.3    Buyer Status.  At the time the Buyers receive any of the Securities, the Buyers will be an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act.

3.4     Experience of the Buyers.  The Buyers, either alone or together with its representatives, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. The Buyers are able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

3.5    General Solicitation.  The Buyers are not receiving the Securities as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

ARTICLE IV

DELIVERIES & CONDITIONS

4.1    Items to be delivered to the Buyers at the Closing by the Company.  The Buyers’ obligation to purchase the Securities is conditioned on the following closing conditions and deliveries:

(a)    A copy of this Agreement duly executed has been delivered to the Escrow Agent;

(b)    Share Certificates issued in the name of the Buyer or its designee or assignee;

(c)    Any other document reasonably requested by Buyer that Buyer deems necessary for the consummation of this transaction;

(d)    The Buyers are satisfied with its due diligence investigation of the Company, in its sole discretion; and

(e)    the representations and warranties set forth in Articles 2 of this Agreement shall be true and correct in all material respects.

4.2    Items to be delivered at Closing by Buyer.

(a)    All applicable exhibits and schedules hereto;

(b)    A copy of this Agreement duly executed;

(c)    Any other document reasonably requested by the Company that it deems necessary for the consummation of this transaction.

ARTICLE V

TERMINATION

5.1    Termination.  This Agreement may be terminated:

(a)    at any time before, or at, Closing by written notice of the Buyers;

(b)    prior to the Closing by any Party at any time if any provision (including, but not limited to, the representations and warranties) of this Agreement that is applicable to or required to be performed by the other Party shall be materially untrue or fail to be accomplished or if any conditions set forth in Article 4 hereof have not been fully satisfied;

(c)    Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each Party shall bear all costs and expenses as that Party has incurred.

ARTICLE VI

MISCELLANEOUS

6.1    Survival of Representations, Warranties and Agreements.  All representations, warranties and statements made by a Party to in this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date. Each of the Parties hereto is executing and carrying out the provisions of this Agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other Party or any other person other than as specifically set forth herein.

6.2    Access to Books and Records.  During the course of this transaction through Closing, each Party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each Party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The Parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

6.3    Further Assurances.  If, at any time after the Closing, the Parties hereby mutually agree that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the transactions contemplated hereby in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the Parties hereto, the Parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the Parties are fully authorized to take any and all such action.

6.4    Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the Party for whom intended, as follows, or to such other address or facsimile number as may be furnished by that Party by notice in the manner provided herein:

If to the Company:

Andrew Mercer
8880 Rio San Diego Drive
8th Floor
San Diego, CA 92108

If to Buyer:

Kevin K. Leung, Esq.
Richardson & Patel LLP
10900 Wilshire Blvd. Suite 500
Los Angeles, CA 90024

6.5    Entire Agreement.  This Agreement, the Exhibits and Schedules hereto and any instruments and agreements to be executed pursuant to this Agreement, set forth the entire understanding of the Parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the Parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

6.6    Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the Parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by the Corporation except with the prior written consent of the Buyer. This Agreement and all of the obligations of the Company may be assigned by the Buyer without the prior notice to the Company or written consent of the Company and upon assignment, all of the rights and obligations of Buyer shall be the rights and obligations of the Buyer’s designated assignee.

6.7    Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of California, USA that are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

6.8    Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9    Construction.  Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Schedules hereto are hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

6.10    Severability.  If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

6.11    Arbitration.  Any controversy arising out of, connected to, or relating to any matters herein of the transactions with the Parties hereto on behalf of the undersigned, or this Agreement, or the breach thereof, including, but not limited to any claims of violations of federal and/or state securities laws, banking statutes, consumer protection statutes, federal and/or state anti-racketeering (e.g. RICO) claims as well as any common law claims and any state law claims of fraud, negligence, negligent misrepresentations, and/or conversion, or the laws of any territory, country or jurisdiction, shall be settled by arbitration; and in accordance with this paragraph any judgment on the arbitrator’s award may be entered in any court having jurisdiction thereof. In the event of such a dispute, each party agrees to arbitration conducted through the auspices of American Arbitration Association. Venue for any action shall lie in Nevada, USA.

6.12    [intentionally omitted.]

6.13    Confidentiality; Public Disclosure.  Each of the parties hereto hereby agrees that the information obtained pursuant to the negotiation and execution of this Agreement shall be treated as confidential and not be disclosed to third parties who are not agents of one of the Parties to this Agreement.

6.14    Notification of Certain Matters.  Each Party shall give prompt notice to the other of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate and (ii) any failure of such party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect any remedies available to the party receiving such notice. Further, disclosure pursuant to this Section shall not be deemed to amend or supplement the Schedules hereto or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

6.15    Currency.  The parties hereto agree that all monetary amounts set forth herein are referenced in United States dollars, unless otherwise stated.

6.16    Rules of Construction.  The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

6.17    Counterparts.  This Agreement may be executed in counterparts and by facsimile signatures. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof. All such counterparts shall together constitute one and the same instrument.

[Signatures to Follow]

IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement as of the date first set forth above.

COMPANY:

Commerce Development Corporation, Ltd, a Maryland corporation

By:	/s/ Andrew M. Mercer
Andrew M. Mercer Chief Executive Officer

BUYERS:

[Signatures set forth in Schedule A]

Schedule A
Buyers

Buyers: Shares	Shares	Consideration	Signature

Mark Y. Abdou	10,289,048	$11,838	/s/ Mark Y. Abdou

Addison Adams	5,140,924	$5,914	/s/ Addison Adams

Corporate Capital Partners	2,059,250	$2,369	By: /s/ Michael Donahue Name: Michael Donahue Title: General Partner

Ryan Hong	3,088,874	$3,554	/s/ Ryan Hong

RP Capital LLC	41,141,792	$47,330	By: /s/ Nimish Patel Name: Nimish Patel Title: Chief Executive Officer

Luan Phan	5,140,924	$5,914	/s/ Luan Phan

Silas Phillips	5,140,924	$5,914	/s/ Silas Phillips

TOTAL:	72,001,735	$82,833

Schedule B
Schedule of Liabilities

$62,833 payable to Andy Mercer